================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             E*TRADE Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        [LOGO OF E*TRADE APPEARS HERE]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                           To Be Held March 9, 1999

                               ----------------

To our Shareowners:

  You are cordially invited to attend the Annual Meeting of Shareowners of E*TRADE Group, Inc. ("E*TRADE" or the "Company") which will be held at the Quadrus Conference Center located at 2400 Sand Hill Road, Menlo Park, California 94025, on March 9, 1999 at 10:00 a.m. local time, for the following purposes:

  1. To elect four directors to the Board;

  2. To amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 150 million to 300 million shares;

  3. To approve a series of amendments to the Company's 1996 Stock Incentive Plan, including a 2,750,000 share increase in the maximum number of shares of Common Stock reserved for issuance under the plan;

  4. To consider and vote upon a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending September 30, 1999; and

  5. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on January 19, 1999 as the record date for determining those shareowners who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

  Representation of at least a majority of all outstanding shares of Common Stock of E*TRADE Group, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. If you elected to receive the 1998 Proxy Statement and Annual Report electronically over the Internet you will not receive a paper proxy card and should vote online, unless you cancel your enrollment. If your shares are held in a bank or brokerage account and you did not elect to receive the materials through the Internet, you may be eligible to vote your shares electronically. Your proxy may be revoked at any time prior to the time it is voted.

  Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Very truly yours,

                                          Christos M. Cotsakos
                                          Chairman and Chief Executive Officer

Palo Alto, California
January 28, 1999

              Shareowners Should Read the Entire Proxy Statement
                  Carefully Prior to Returning Their Proxies

                               ----------------

                                PROXY STATEMENT

                                      FOR
                       ANNUAL MEETING OF SHAREOWNERS OF
                              E*TRADE GROUP, INC.

                               ----------------

                           To Be Held March 9, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of E*TRADE Group, Inc. ("E*TRADE" or the "Company") of proxies to be voted at the Annual Meeting of Shareowners which will be held at the Quadrus Conference Center located at 2400 Sand Hill Road, Menlo Park, California 94025, on March 9, 1999 at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement and the proxy card were first mailed to shareowners on or about February 9, 1999. The principal executive offices of E*TRADE are located at 2400 Geng Road, Palo Alto, California 94303.

                        VOTING RIGHTS AND SOLICITATION

  The close of business on January 19, 1999 was the record date for shareowners entitled to notice of, and to vote at, the Annual Meeting. As of that date, E*TRADE had 56,965,795 shares of common stock, $.01 par value per share (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and shareowners of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

  Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to E*TRADE will be voted at the Annual Meeting of Shareowners in accordance with the shareowners' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of directors as described herein under "Proposal 1--Election of Directors," FOR the proposal to amend the Company's Certificate of Incorporation as described herein under "Proposal 2--Amendment of the Company's Certificate of Incorporation," FOR the proposal to amend the 1996 Stock Incentive Plan as described herein under "Proposal 3--Amendment of the Company's 1996 Stock Incentive Plan," and FOR ratification of the selection of accountants as described herein under "Proposal 4--Ratification of Selection of Independent Public Accountants."

  Election of directors by shareowners shall be determined by a plurality of the votes cast by the shareowners entitled to vote at the election that are present in person or represented by proxy. The approval of the proposal to amend the Company's 1996 Stock Incentive Plan and the proposal to ratify the selection of accountants each require a majority of the votes cast to be affirmative. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The approval of the proposal to amend the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company requires the affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Meeting. Broker "non-votes" on the proposal to increase the authorized Common Stock will have the effect of a vote against that proposal.

  On December 30, 1998, the Board of Directors voted to effect a 2-for-1 stock split by distributing one additional share of common stock, par value $.01, for every share of common stock outstanding to shareowners of record on January 15, 1999. The disclosures herein do not reflect this 2-for-1 stock split, which is expected to be payable by the transfer agent after market close on January 29, 1999.

  Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any shareowner has the right to revoke his or her proxy at any time before it is voted.

  The entire cost of soliciting proxies will be borne by E*TRADE. The Company has retained the services of Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies. Georgeson will receive a fee from the Company for services rendered of approximately $8,000, plus out-of-pocket expenses. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally, through the internet or by telephone, telegraph or special letter by officers and regular E*TRADE associates for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

Voting Electronically Via the Internet

  Shareowners may vote via the internet at the www.ProxyVote.com web site if they enrolled at the www.InvestorDelivery.com web site by January 15, 1999. The internet voting procedures are designed to authenticate the shareowners identity and to allow shareowners to vote their shares and confirm that their instructions have been properly recorded.

  If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Annual Report and Proxy Statement over the internet, you may be eligible to vote your shares electronically over the internet. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareowners who receive a paper copy of the annual report and proxy statement the opportunity to vote via the internet. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not provide for voting via the internet, please complete and return the paper proxy card in the self-addressed postage paid envelope provided. Shareowners who elected to receive the Annual Report and Proxy Statement over the internet will be receiving an e-mail by February 28, 1999 with information on how to access shareowners information and instructions for voting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The members of the Board of Directors of E*TRADE are grouped into three classes, one of which is elected at each Annual Meeting of Shareowners to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

Nominees to Board of Directors

                                                                               Class and
                                                                                 Year
                                                                    Director in Which Term
          Name                      Principal Occupation             Since    Will Expire  Age
          ----                      --------------------            -------- ------------- ---
Christos M. Cotsakos.... Chairman of the Board and Chief Executive    1996      Class I     50
                         Officer of E*TRADE Group, Inc.                          1999
William A. Porter....... Chairman Emeritus of E*TRADE Group, Inc.     1982      Class I     70
                                                                                 1999
Richard S. Braddock..... Chairman and Chief Executive Officer of      1996      Class I     57
                         priceline.com                                           1999
Masayoshi Son........... President and Chief Executive Officer of     1998     Class II     41
                         SOFTBANK CORP.                                          2001

  Christos M. Cotsakos joined E*TRADE Group, Inc. in March 1996 as President, Chief Executive Officer and a director. In addition, Mr. Cotsakos became Chairman of the Board in December 1998. Prior to joining E*TRADE, he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from March 1995 to January 1996, as President and Chief Executive Officer of Nielsen International from September 1993 to March 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from March 1992 to September 1993. Mr. Cotsakos joined Nielsen after 19 years with the Federal Express Corporation, where he held a number of senior executive positions. Mr. Cotsakos serves as a director of several leading-edge technology companies in both the public and private sector. A decorated Vietnam Veteran, he received a BA from William Paterson College, an MBA from Pepperdine University and is currently pursuing a PhD in economics at the Management School, University of London. Mr. Cotsakos has been the recipient of several industry and visionary awards during his tenure at E*TRADE Group, AC Nielsen and Federal Express.

  William A. Porter is Chairman Emeritus and Founder of E*TRADE Group, Inc. Mr. Porter served as Chairman of the Board from the Company's inception until December 1998. He founded the Company in 1982 and served as President until October 1993 and Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, until March 1996. He founded E*TRADE Securities, Inc. in 1992. Mr. Porter is a founder and the first Chairman of the International Securities Exchange. Mr. Porter received a BA in Mathematics from Adams State College, an MA in Physics from Kansas State College, and an MBA in Management from the Massachusetts Institute of Technology.

  Richard S. Braddock has been a director of the Company since April 1996. Mr. Braddock is Chairman and Chief Executive Officer of priceline.com, a position he has held since August 1998. From September 1995 to July 1998, Mr. Braddock was occupied as a private investor. From June 1994 to September 1995, he served as a partner in Clayton, Dubilier & Rice, a leveraged buy-out firm. From January 1993 to July 1993, he served as Chief Executive Officer of Medco Containment Services. From 1974 to October 1992, Mr. Braddock served in various capacities with a division of Citibank, including as President and Chief Executive Officer from 1990 to October 1992 and as a director from 1985. Mr. Braddock serves on the board of directors of AmTec, Inc., Cadbury Schweppes, Eastman Kodak Company, True North Communications Inc., Prime Response (private) and the Lincoln Center for the Performing Arts. He received a BA in History from Dartmouth and an MBA from Harvard University.

  Masayoshi Son has been a director of the Company since August 1998. Mr. Son has been President and Chief Executive Officer of SOFTBANK Corp. since 1981. Mr. Son has been President and Chief Executive Officer of Mediabank Corporation since 1994 and GeoCities Japan Corporation since 1997 and was President and Chief Executive Officer of Japan Sky Broadcasting Co. Ltd. from 1996 to 1998 and SB Networks Corporation from 1997 to 1998. In addition, Mr. Son is currently a director of Ziff-Davis Inc., PASONABANK Inc., and Yahoo! Japan Corporation and a representative director of each of MIC Inc., Son Kosan Ltd. and MAC.

Directors Not Standing for Election

  The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                                                                    Class and
                                                                                      Year
                                                                         Director in Which Term
          Name                        Principal Occupation                Since    Will Expire  Age
          ----                        --------------------               -------- ------------- ---
William E. Ford......... Managing Member, General Atlantic Partners, LLC   1995     Class II     37
                                                                                      2001
George Hayter........... Partner, George Hayter Associates                 1995     Class II     60
                                                                                      2001
Lewis E. Randall........ Private Investor                                  1983     Class III    56
                                                                                      2000
Lester C. Thurow........ Professor of Economics                            1996     Class III    60
                         Massachusetts Institute of Technology                        2000

  William E. Ford has been a director of the Company since September 1995. Mr. Ford is a managing member of General Atlantic Partners, LLC ("GAP LLC") and has been with GAP LLC (or its predecessor) since July 1991. From August 1987 to July 1991, Mr. Ford was an associate with Morgan Stanley & Co., Incorporated. Mr. Ford is also a director of LHS Group, Inc., a publicly-traded billing solutions software company, Envoy Corporation, a publicly-traded health insurance claims processing company, GT Interactive Software Corp., a publicly-traded interactive entertainment software company, MAPICS, Inc., a publicly-traded resources planning software applications company, Eclipsys Corporation, a provider of clinical, financial and administrative software solutions to the health care industry, and several private software companies in which GAP LLC or one of its affiliates is an investor. Mr. Ford received a BA in Economics from Amherst College and an MBA from the Stanford Graduate School of Business.

  George Hayter has been a director of the Company since December 1995 and currently provides consulting services to the Company. Mr. Hayter has served as a partner of George Hayter Associates, a consulting firm, since 1990. From 1976 to December 1990, he served with the London Stock Exchange, his final position being the Managing Director of Trading Markets Division. Mr. Hayter serves on the boards of directors of Fraser Williams Group Ltd., a software company, Critchley Group PLC, an electrical accessories company listed on the London Stock Exchange, and Pegasus Group PLC, an accounting software company listed on the London Stock Exchange. Mr. Hayter is chairman of ICM Computer Group PLC, a UK listed information technology company, and of JSB Software Technologies PLC, a UK AIM listed specialist software provider. He received an MA in Natural Sciences from Queens' College, Cambridge, England.

  Lewis E. Randall is a private investor who has been a director of the Company since 1983. From 1989 to 1997, Mr. Randall served Lone Tree, Inc., a privately held loan factor, in various capacities (board member, CFO, president, co-owner). From 1984 to 1987, he was a member of the board, and more briefly, CFO, of ViMart Corp., a privately held software marketing company. Mr. Randall worked for both Apple Computer (1979-1983) and Intel Corporation (1974-1978) during their formative years, largely as a manager of software engineering teams. Mr. Randall holds a BA in philosophy from Harvard.

  Lester C. Thurow has been a director of the Company since April 1996. Mr. Thurow has been a Professor of Economics at Massachusetts Institute of Technology ("MIT") since 1968. From 1987 to 1993, he served as Dean of MIT's Sloan School of Management. Mr. Thurow has served as a director of Analog Devices, Inc., a publicly-traded semiconductor and software company, since 1991, and as a director of Grupo Casa Autry, a publicly-traded wholesale distributor of pharmaceuticals since 1993. Mr. Thurow received a BA in economics from Williams College, an MA from Oxford and a PhD from Harvard University.

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of six meetings during fiscal 1998. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

  The Board of Directors has created an Audit Committee, a Compensation Committee and a Nominating Committee of the Board. The Audit Committee is composed of William E. Ford (Chair), Lester C. Thurow and George Hayter and is charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The Audit Committee held four meetings during fiscal 1998. The Compensation Committee, which is composed of Richard
S. Braddock (Chair) and William E. Ford, recommends to the Board of Directors compensation for the Company's key associates and administers the 1996 Stock Incentive Plan (which is the successor to the 1993 Stock Option Plan and the 1983 Employee Incentive Stock Option Plan) and the 1996 Stock Purchase Plan. The Compensation Committee held four meetings during fiscal 1998. The Nominating Committee, which is comprised of Christos M. Cotsakos (Chair), William A. Porter and Lewis E. Randall, nominates for shareowner approval persons for membership on the Board of Directors. The Nominating Committee did not meet during fiscal 1998. The Nominating Committee will consider nominees recommended by shareowners. For the Annual Meeting of Shareowners in 2000, recommendations must be received by E*TRADE no later than September 18, 1999. Recommendations must be mailed to the Company's principal executive offices, 2400 Geng Road, Palo Alto, California 94303, Attention: Leonard C. Purkis.

                             DIRECTOR REMUNERATION

  Non-associate directors receive $5,000 per year, in addition to $800 for each meeting of the Board attended and $400 for committee meetings attended. In addition, each non-associate director receives stock options pursuant to the automatic option grant provisions of the Company's 1996 Stock Incentive Plan (the "1996 Plan"). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an associate of the Company will receive compensation for services rendered as a director.

  Under the Automatic Option Grant Program in effect under the 1996 Plan, each individual who initially becomes a non-associate Board member will receive an option grant for 20,000 shares of Common Stock on the date he or she joins the Board, provided such individual has not otherwise been in the prior employment of the Company. At each Annual Shareowners Meeting, each individual who has been on the Board for at least six months and who continues to serve as a non-associate Board member will automatically receive an option grant to purchase 5,000 shares of common stock, whether or not that individual is standing for re-election to the Board at the Annual Shareowners meeting.

  Accordingly, at the 1998 Annual Shareowners Meeting, held on February 10, 1998, each of the following Board members received an option grant under the Automatic Option Grant Program for 5,000 shares of Common Stock at an exercise price $27.06 per share: Messers. Braddock, Ford, Hayter, Randall and Thurow.

  Each automatic option will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service, and will be immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The initial 20,000-share grant will vest in a series of four successive equal annual installments over the optionee's period of Board service measured from the grant date. Each 5,000-share grant will vest upon the optionee's completion of two years of Board service measured from the option grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company, or (ii) the death or disability of the optionee while serving as a Board member.

  For further information concerning such automatic option grants, please see "Proposal 3--Amendment of the Company's 1996 Stock Incentive Plan--Automatic Option Grant Program" which follows.

  The Board of Directors recommends that shareowners vote FOR election of all of the above nominees as directors.

                                  PROPOSAL 2

      APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

  The Board of Directors of the Company has approved and recommends that the shareowners approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 150,000,000 shares to 300,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without the delay and expense associated with obtaining special shareowner approval each time an opportunity requiring the issuance of shares may arise.

  On January 19, 1999, the Company had 56,965,795 shares of Common Stock issued and outstanding. Also on that date, the Company had 8,311,040 shares of Common Stock subject to outstanding options under the Company's 1996 Stock Incentive Plan, including options incorporated from the predecessor plans, and 471,480 shares available for issuance under the Company's 1996 Stock Purchase Plan. These share numbers do not take account of the Company's 2-for-1 stock split effected by means of a 100% stock dividend on January 29, 1999. After accounting for the 2-for-1 stock split, substantially all of the Company's 150,000,000 authorized shares have been issued or reserved for issuance and thus few shares would be available to the Company for use in connection with its future financing and other corporate needs.

  The lack of authorized Common Stock available for issuance would unnecessarily limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. The Company has considered plans to issue additional shares of Common Stock in possible future financings. The Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense.

  The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of the Company.

  The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.

  The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present shareowners of the Company. However, to the extent that shares are subsequently issued to persons other than the present shareowners and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on present shareowners.

  Adoption of the amendment to the Certificate of Incorporation to increase the Company's authorized Common Stock requires the vote of a majority of the outstanding shares of the Company's Common Stock. If the proposal is approved, the Company intends to file an amendment to the Certificate of Incorporation shortly after the Meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of the State of Delaware. The Board of Directors would be free to issue Common Stock without further action on the part of the shareowners.

  The Board of Directors recommends that shareowners vote FOR the approval of the amendment to the Company's Articles of Incorporation.

                                  PROPOSAL 3

       APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

  The Company's shareowners are being asked to approve a series of amendments to the Company's 1996 Stock Incentive Plan (the "1996 Plan") that will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1996 Plan from 11,894,120 shares to 14,644,120 shares and (ii) incorporate the Salary Investment Option Grant and Director Fee Option Grant Programs into the 1996 Plan. The proposed share increase will assure that a sufficient reserve of Common Stock is available under the 1996 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. The incorporation of the Salary Investment Option Grant and Director Fee Option Grant Programs into the 1996 Plan will encourage executives and other highly compensated associates and non-associate Board members to invest in an equity position in the Company on a tax favored basis.

  The 1996 Plan became effective on May 31, 1996 (the "Effective Date") upon adoption by the Board and serves as the successor to the Company's 1993 Stock Option Plan (the "1993 Plan"), which is the successor to the Company's 1983 Employee Incentive Stock Option Plan (the "1983 Plan"). All outstanding options under the 1993 Plan have been incorporated into the 1996 Plan and no further option grants or share issuances will be made under the 1993 Plan. The amendment to increase the share reserve available under the 1996 Plan was adopted by the Board as of October 21, 1998. The amendment to incorporate the Salary Investment Option Grant and Director Fee Option Grant Programs into the 1996 Plan was adopted by the Board as of December 24, 1998. The following is a summary of the principal features of the 1996 Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Plan. Any shareowner of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal executive offices in Palo Alto, California.

Equity Incentive Programs

  The 1996 Plan contains five separate equity incentive programs: (i) the Discretionary Option Grant Program under which individuals in the Company's service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of these shares on the grant date, (ii) the Salary Investment Option Grant Program which may, at the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated associates the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iii) the Stock Issuance Program under which eligible individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price per share not less than the fair market value at the time of issuance or as a fully-paid bonus for services rendered to the Company or the attainment of designated performance goals, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-associate Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date, and (v) the Director Fee Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-associate Board members the opportunity to apply a portion of the annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market stock option grants.

  Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs will be non-statutory options.

Administration

  The Compensation Committee has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-associate Board members. A secondary committee of the Board administers the Discretionary Option Grant and Stock Issuance Programs for all other eligible individuals. The Board may, at any time, terminate the secondary committee and reassume all powers and authority previously delegated to such committee. The term Plan Administrator, as used in this summary, will mean either the Compensation Committee, the secondary committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1996 Plan. The Compensation Committee shall have the exclusive authority to determine which Section 16 Insiders and other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant Program for one or more calendar years, but no administrative discretion will be exercised by the Compensation Committee with respect to the grants made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs. All grants under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs will be made in strict compliance with the express provisions of each program.

  Shareowner approval of this Proposal will also constitute pre-approval of each option that is granted on or after the date of the 1999 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of each such option in accordance with those provisions.

Share Reserve

  A total of 14,644,120 shares of Common Stock have been authorized for issuance under the 1996 Plan, assuming shareowner approval of the 2,750,000 share increase that forms part of this Proposal. In no event may any one participant in the 1996 Plan be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances for more than 500,000 shares in the aggregate per calendar year under the 1996 Plan.

  The shares of Common Stock issuable under the 1996 Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market. Shares subject to any outstanding options under the 1996 Plan (including options incorporated from the 1993 Plan and the 1983 Plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company, at the original issue price paid per share, pursuant to the Company's repurchase rights under the 1996 Plan will also be available for reissuance. However, shares subject to any option surrendered in accordance with the stock appreciation rights provisions of the 1996 Plan will not be available for subsequent issuance.

Eligibility

  Associates, non-associate members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only associates who are Section 16 Insiders or other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant Program. Non-associate Board members will be eligible to participate in the Automatic Option Grant and the Director Fee Option Grant Programs.

  As of December 31, 1998, ten executive officers, six non-associate Board members and approximately 860 other associates were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six non-associate Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

  The fair market value per share of Common Stock on any relevant date under the 1996 Plan will be the average of the high and low selling prices per share of Common Stock on that date on the Nasdaq National Market. On December 31, 1998, the fair market value per share was $48.38.

                      Discretionary Option Grant Program

Grants

  The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1996 Plan will be paid by the Company.

Price and Exercisability

  Each granted option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date, and no granted option will have a term in excess of ten years. The shares subject to each option will generally vest in a series of installments over a specified period of service measured from the grant date.

  The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

  No optionee will have any shareowner rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

Termination of Service

  Upon the optionee's cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

Cancellation/Re-grant Program

  The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                    Salary Investment Option Grant Program

  In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated associate of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will vest and become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

  The shares subject to each option under the Salary Investment Option Program will immediately vest upon (i) an acquisition of the Company by merger or asset sale or (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership.

  Limited stock appreciation rights will automatically be included as part of each grant made under the Salary Investment Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

                            Stock Issuance Program

  Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or check made payable to the Company. Shares may also be issued as a bonus for past services.

  The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of services or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

                        Automatic Option Grant Program

Grants

  Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-associate Board member at any time after August 15, 1996 will receive at the time of such initial election or appointment an automatic option grant for 20,000 shares of Common Stock, provided such individual was not previously in the employ of the Company or any parent or subsidiary corporation. At each Annual Shareowners Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue in service as a non-associate Board member, whether or not that individual is standing for re-election to the Board at that particular meeting, will automatically be granted an option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-associate Board member for at least six months. There will be no limit on the number of such 5,000-share options which any one non-associate Board member may receive over his or her period of Board service, and non-associate Board members who have previously been in the Company's employ will be fully eligible for one or more 5,000-share option grants over their period of Board service. Shareowner approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms.

Terms

  Each option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the grant date.

  The option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each initial 20,000-share grant will vest, and the Company's repurchase right will lapse, in a series of four successive equal annual installments upon the optionee's completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 5,000-share grant will vest upon the optionee's completion of two years of Board service measured from the grant date.

  The shares subject to each outstanding automatic option grant will immediately vest upon (i) the optionee's death or permanent disability, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

  Upon a successful completion of a hostile tender offer for more than 50% of the Company's voting securities, the optionee will have thirty-day period in which he or she may elect to surrender each outstanding automatic option grant to the Company in return for a cash distribution in an amount per surrendered option share equal to the excess of (i) the highest price paid per share of Common Stock in such tender offer over (ii) the exercise price payable for such share. Shareowner approval of this Proposal will constitute pre-approval of each such option surrender in accordance with the terms of the 1996 Plan.

                       Director Fee Option Grant Program

  Should the Director Fee Option Grant Program be activated in the future, each non-associate Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will vest and become exercisable for the option shares in a series of twelve (12) equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable and vested for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

  The shares subject to each option under Director Fee Option Grant Program will immediately vest upon (i) an acquisition of the Company by merger or asset sale or (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership.

  Limited stock appreciation rights will automatically be included as part of each grant made under the Director Fee Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

                                 Stock Awards

  The following table shows, as to each of the Named Executive Officers in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1996 Plan since the May 31, 1996 effective date through December 31, 1998, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                              Options Granted(1) Weighted Average
         Name                                 (Number of Shares)  Exercise Price
         ----                                 ------------------ ----------------
   Christos M. Cotsakos.....................        883,904(2)        $22.72
    Chairman and Chief Executive Officer of
     E*TRADE Group
   William A. Porter........................            --               --
    Chairman Emeritus of E*TRADE Group
   Kathy Levinson...........................        535,244(3)        $22.24
    President and Chief Operating Officer of
     E*TRADE Group
   Judy Balint..............................        541,036(4)        $20.77
    President and Chief Operating Officer of
     E*TRADE International
   Debra Chrapaty...........................        750,636(5)        $21.19
    President and Chief Operating Officer of
     E*TRADE Technologies
   All executive officers as a group (10
    persons)................................      4,142,556(6)        $21.50
   Richard S. Braddock, Director............         10,000           $22.03
   William E. Ford, Director................         10,000           $22.03
   George Hayter, Director..................         10,000           $22.03
   Lewis E. Randall, Director...............         10,000           $22.03
   Masayoshi Son, Director..................         20,000           $25.19
   Lester C. Thurow, Director...............         10,000           $22.03
   All non-associate directors as a group (6
    persons)................................         70,000           $22.93
   All associates, including current
    officers who are not executive officers,
    as a group (863 persons)................      6,836,841(7)        $18.77

--------

(1) On October 22, 1998, the Company implemented an option cancellation/regrant program pursuant to which associates who held outstanding stock options with an exercise price in excess of $17.00 per share were able to cancel the previously issued options and receive the same number of options at an exercise price of $17.00, the closing price of the Company's common stock on October 22, 1998. Each new option has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service, and will become exercisable in a series of four successive equal annual installments over the optionee's period of continued service with the Company measured from October 22, 1998, the regrant date. Options covering a total of 3,605,651 shares of the Company's common stock were cancelled and regranted under the program.

(2) Includes 350,000 shares of the Company's common stock that were cancelled under the program.
(3) Includes 250,000 shares of the Company's common stock that were cancelled under the program.
(4) Includes 214,664 shares of the Company's common stock that were cancelled under the program.
(5) Includes 355,500 shares of the Company's common stock that were cancelled under the program.

(6) Includes 1,736,604 shares of the Company's common stock that were cancelled under the program.

(7) Includes 1,869,047 shares of the Company's common stock that were cancelled under the program.

  As of December 31, 1998, 8,410,478 shares of Common Stock were subject to outstanding options under the 1996 Plan and 193,472 shares remained available for future issuance. Through December 31, 1998, 11,049,397 shares of Common Stock have been issued under the 1996 Plan.

New Plan Benefits

  As of December 31, 1998, no option grants or direct stock issuances have been made under the 1996 Plan on the basis of the proposed 2,750,000 share increase to the maximum number of shares authorized for issuance under the 1996 Plan. In addition, no option grants or share issuances have, as of that date, been made to non-associate Board members under the Discretionary Option Grant or Stock Issuance Programs. As of December 31, 1998 the Salary Investment Option Grant and Director Fee Option Grant Programs had not been adopted, accordingly, no option grants have been made under those programs.

                            General Plan Provisions

Acceleration

  In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are transferred to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is involuntarily terminated within a designated period following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions. Each option outstanding under the Automatic Option Grant, Director Fee Option Grant and Salary Investment Option Grant Programs will automatically accelerate in full upon an acquisition or change in control of the Company.

  The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Stock Appreciation Rights

  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Plan:

    Tandem stock appreciation rights, which may be granted under the Discretionary Option Grant Program, provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    Limited stock appreciation rights may be granted under the Discretionary Option Grant Program to one or more officers of the Company as part of their option grants. Limited stock appreciation rights will automatically be included as part of each grant made under the Salary Investment Option Grant and Director Fee Option Grant Programs. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

Changes in Capitalization

  In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1996 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-associate Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 1996 Plan (including options granted under the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

Financial Assistance

  The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options granted or the purchase of shares issued under either the Discretionary Option Grant or Stock Issuance Programs in effect under the 1996 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

Special Tax Election

  The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

Amendment and Termination

  The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any required shareowner approval under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on May 30, 2006.

                        Federal Income Tax Consequences

Option Grants

  Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

  Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

  An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuance

  The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

  The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

  Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in the notes to the Company's financial statements, the pro forma impact those options would have upon the Company's reported earnings and net income per share had the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's diluted earnings per share.

  Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

Shareowner Approval

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Meeting is required for approval of the amendments to the 1996 Plan. Should such shareowner approval not be obtained, no options will be granted on the basis of the 2,750,000 share increase and the Salary Investment Option Grant and Director Fee Option Grant Programs will not be incorporated into the 1996 Plan. The 1996 Plan will remain in existence in accordance with the provision of the plan document in effect immediately prior to the new amendments, and stock options and direct stock issuances may continue to be made under the 1996 Plan until the share reserve, as last approved by the shareowner, is issued.

  The Board of Directors recommends that shareowners vote FOR the approval of the amendments to the 1996 Plan.

                                  PROPOSAL 4

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company is asking the shareowners to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

  In the event the shareowners fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareowners.

  A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

  The Board of Directors recommends that shareowners vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1998 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director,
(iii) each officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

               Name and Address                Number of Shares    Percent of
              of Beneficial Owner             Beneficially Owned Common Stock(1)
              -------------------             ------------------ ---------------
   Christos M. Cotsakos (2).................       1,709,905           2.9%
   William A. Porter (3)(4).................       2,231,451           3.8%
   Richard S. Braddock (5)..................         289,081             *
   William E. Ford (6)......................          70,001             *
   George Hayter (7)........................          72,518             *
   Lewis E. Randall (8).....................         462,901             *
   Masayoshi Son (9)........................          20,000             *
   Lester C. Thurow (5).....................          70,001             *
   SOFTBANK Holdings, Inc. (10).............      15,647,922          27.5%
   General Atlantic Partners LLC (11).......       4,374,930           7.7%
   Kathy Levinson (12)......................         468,772             *
   Judy Balint (13).........................          76,994             *
   Debra Chrapaty (14)......................          64,637             *
   All directors and executive officers as a
    group (16 persons) (15).................       5,262,684           9.0%

--------
   * Less than 1%.
 (1) Based on 56,901,388 shares outstanding on December 31, 1998. Shares of Common Stock subject to options that are exercisable within 60 days of December 31, 1998 are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

 (2) Includes 288,000 shares held by the Cotsakos Revocable Trust under Agreement dated September 3, 1987, 105,000 shares held in an IRA account and 60,000 shares held as a custodian for his daughter. Mr. Cotsakos disclaims beneficial ownership of shares held as a custodian and one-half the shares held by the Cotsakos Revocable Trust. Also includes 1,256,061 shares of Common Stock which Mr. Cotsakos has the option to purchase, of which, 589,083 options to purchase shares are exercisable within 60 days of December 31, 1998.
 (3) The address of Mr. Porter is c/o E*TRADE Group, Inc., Four Embarcadero Place, 2400 Geng Road, Palo Alto, California 94303.
 (4) Includes 200,460 shares of Common Stock held by Mr. Porter's wife. Mr. Porter disclaims beneficial ownership of such shares.
 (5) Includes 70,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 41,000 of which are subject to the Company's right of repurchase.
 (6) Excludes shares held by General Atlantic Partners II, L.P. and shares held by GAP Coinvestment Partners, L.P. See footnote 11 below. Includes 70,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 41,000 of which are subject to the Company's right of repurchase.
 (7) Includes 70,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 29,000 of which are subject to the Company's right of repurchase.
 (8) Includes 284,900 shares held by Lewis or Martha Randall, as Trustees of the Lewis E. and Martha E. Randall Living Trust dated 8/16/84. Includes 60,000 shares held solely by Mr. Randall's wife. Mr. Randall disclaims beneficial ownership of such shares held by his wife. Also includes 58,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, 41,000 of which are subject to the Company's right of repurchase.

 (9) Excludes shares held by SOFTBANK Holdings, Inc. See footnote 10 below. Includes 20,000 shares of Common Stock issuable upon exercise of immediately exercisable stock options, all of which are subject to the Company's right of repurchase.
(10) Mr. Son, a director of the Company, is the President and Chief Executive Officer of SOFTBANK Corporation, the parent company of SOFTBANK Holdings. Mr. Son disclaims beneficial ownership of shares owned by SOFTBANK Holdings. The address for SOFTBANK Holdings is 10 Langley Road, Suite 403, Newton Center, MA 02459.

(11) Includes 3,835,025 shares held by General Atlantic Partners II, L.P. ("GAP II") and 539,905 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP II is General Atlantic Partners, LLC ("GAP LLC"), a Delaware limited liability company. Mr. Ford, a director of the Company, is one of the managing members of GAP LLC. The same managing members of GAP LLC are the general partners of GAP Coinvestment. Mr. Ford disclaims beneficial ownership of shares owned by GAP II and GAP Coinvestment except to the extent of his pecuniary interest therein. The address for GAP II, GAP Coinvestment, GAP LLC and Mr. Ford is: c/o General Atlantic Service Corporation, Three Pickwick Plaza, Greenwich, CT 06830.

(12) Includes 245,927 shares held by the Levinson Family Trust under Agreement dated November 17, 1994. Also includes 222,844 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 31, 1998.
(13) Includes 76,708 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 31, 1998.
(14) Includes 64,636 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 31, 1998.

(15) Includes the information in the notes above, as applicable. With respect to shares held by Mr. Cotsakos, includes only those shares which are beneficially owned and those shares subject to options which are exercisable within 60 days of December 31, 1998. In addition, includes an additional 176,971 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 31, 1998, which options are held by executive officers of the Company who are not identified in the above table.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers ("Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 1998, 1997 and 1996, respectively.

                         Summary Compensation Table(1)

                                                                    Long-Term
                                                                   Compensation
                                   Annual Compensation                Awards
                         ----------------------------------------- ------------
                                                                    Securities
Name and Principal                                  Other Annual    Underlying     All Other
Position                 Year Salary($)   Bonus($) Compensation($) Options/SARs Compensation($)
------------------       ---- ---------   -------- --------------- ------------ ---------------
Christos M. Cotsakos.... 1998  467,862    160,236      15,635(2)      233,904        2,500(11)
 Chairman and Chief      1997  355,000     92,609         --          300,000          --
 Executive Officer       1996  126,134(3)     437      53,804(4)    1,080,000          --
William A. Porter (5)... 1998  199,359     72,757         --              --         2,500(11)
 Chairman Emeritus       1997  200,000     37,217         --              --         1,426(11)
                         1996  206,667(6)  21,982         --              --         2,013(11)
Kathy Levinson.......... 1998  292,100     67,561         --           85,244        2,500(11)
 President and Chief     1997  209,008     48,982         --          200,000        1,124(11)
 Operating Officer,      1996  163,309(7)     546         --          144,000          --
 E*TRADE Group
Judy Balint............. 1998  235,370     17,192      40,077(8)       51,372        2,500(11)
 President and Chief     1997   92,445     35,000      65,000(9)      275,000        1,833(11)
 Operating Officer,      1996      --         --          --              --           --
 E*TRADE International
Debra Chrapaty.......... 1998  249,199    120,236      40,321(10)      80,136        2,500(11)
 President and Chief     1997   48,611     60,000         --          315,000        1,575(11)
 Operating Officer,      1996      --         --          --              --           --
 E*TRADE Technologies

--------
 (1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.
 (2) Represents the benefit received by Mr. Cotsakos for a Company provided auto.
 (3) Includes $2,000 paid to Mr. Cotsakos in his capacity as a director.
 (4) Includes $50,000 as reimbursement of relocation and moving expenses.
 (5) Mr. Porter served as Chief Executive Officer until March 1996 and Chairman of the Board until December 1998.
 (6) Includes $4,000 paid to Mr. Porter in his capacity as a director.
 (7) Includes $52,059 paid to Ms. Levinson in her capacity as a consultant during the first quarter of fiscal 1996.
 (8) Represents a $30,463 benefit received by Ms. Balint for Company provided housing and a $9,614 benefit received by Ms. Balint for a Company provided auto.
 (9) Represents $65,000 as reimbursement of relocation and moving expenses.
(10) Represents $26,445 as reimbursement of relocation and moving expenses and a $13,876 benefit received by Ms. Chrapaty for Company provided housing.
(11) Represents employer contributions to the Company's 401(k) Plan.

Stock Options

  The following table contains information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan for the 1998 fiscal year to the Named Executive Officers. No stock appreciation rights were granted to those individuals during the 1998 fiscal year.

                     Option/SAR Grants in Last Fiscal Year

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                              Price Appreciation
                                         Individual Grants                    for Option Term(7)
                         --------------------------------------------------- ---------------------
                         Number of     % of Total
                         Securities     Options
                         Underlying    Granted to
                          Options     Employees in Exercise Price Expiration
          Name            Granted     Fiscal Year  (per Share)(6)    Date        5%        10%
          ----           ----------   ------------ -------------- ---------- ---------- ----------
Christos M. Cotsakos....   26,836(1)      .75%         $29.06      10/28/07  $  491,000 $1,243,000
                           57,068(2)     1.58%         $18.06      12/19/07  $  648,000 $1,643,000
                          140,392(3)     3.90%         $20.84       5/26/08  $1,840,000 $4,664,000
                            9,608(3)      .27%         $20.84       5/26/08  $  126,000 $  319,000
                          -------        -----                               ---------- ----------
                          233,904        6.50%                               $3,105,000 $7,869,000
William A. Porter.......      --           --             --            --          --         --
Kathy Levinson..........   11,100(1)      .31%         $29.06      10/28/07  $  203,000 $  514,000
                           24,144(2)      .67%         $18.06      12/19/07  $  274,000 $  695,000
                            1,599(4)      .04%         $20.84       5/26/08  $   21,000 $   53,000
                           48,401(4)     1.35%         $20.84       5/26/08  $  635,000 $1,608,000
                          -------        -----                               ---------- ----------
                           85,244        2.37%                               $1,133,000 $2,870,000
Judy Balint.............    4,664(1)      .13%         $29.06      10/28/07  $   85,000 $  216,000
                           11,708(2)      .33%         $18.06      12/19/07  $  133,000 $  337,000
                            1,599(4)      .04%         $20.84       5/26/08  $   21,000 $   53,000
                           33,401(4)      .93%         $20.84       5/26/08  $  438,000 $1,110,000
                          -------        -----                               ---------- ----------
                           51,372        1.43%                               $  677,000 $1,716,000
Debra Chrapaty..........    5,500(5)      .15%         $31.75      10/31/07  $  110,000 $  278,000
                           14,636(2)      .41%         $18.06      12/19/07  $  166,000 $  421,000
                           25,000(2)      .70%         $18.06      12/19/07  $  284,000 $  720,000
                            1,599(4)      .04%         $20.84       5/26/08  $   21,000 $   53,000
                           33,401(4)      .93%         $20.84       5/26/08  $  438,000 $1,110,000
                          -------        -----                               ---------- ----------
                           80,136        2.23%                               $1,019,000 $2,582,000

--------
(1) Each option was granted on October 28, 1997 and became exercisable on January 1, 1999.

(2) Each option was granted on December 19, 1997 and became exercisable on July 1, 1998.

(3) The options were granted on May 27, 1998 and will become exercisable on a combined basis as follows: 30,000 of the option shares became exercisable on November 27, 1998 with the remaining 120,000 option shares becoming exercisable in equal monthly installments upon Mr. Cotsakos' completion of each month of service from December 27, 1998 through November 27, 2002. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements," which follows, for change of control and severance arrangements.

(4) Each option was granted on May 27, 1998 and will become exercisable for the option shares in five successive equal annual installments upon the optionee's completion of each year of service over the five-year period measured from the May 27, 1998 grant date. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements," which follows, for change of control and severance arrangements.

(5) The option was granted on October 31, 1997 and will become exercisable for the option shares in five successive equal annual installments upon the optionee's completion of each year of service over the five-year period measured from the October 31, 1997 grant date. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements," which follows, for change of control and severance arrangements.

(6) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise.

(7) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

  The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year. No stock appreciation rights were exercised during such year.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

                                                   Number of Securities    Value of Unexercised in-the-
                          Number of               Underlying Unexercised       Money Options/SARs at
                           Shares                 Options/SARs at FY-End             FY-End(2)
                         Acquired on    Value    ------------------------- -------------------------------
          Name            Exercise   Realized(1) Exercisable Unexercisable  Exercisable     Unexercisable
          ----           ----------- ----------- ----------- ------------- --------------  ---------------
Christos M. Cotsakos....   187,843   $3,810,000    416,905      839,156    $    3,402,000   $    5,873,000
William A. Porter.......       --           --         --           --                --               --
Kathy Levinson..........    40,000   $  949,000    107,945      432,499    $      827,000   $    3,488,000
Judy Balint.............       --           --      51,708      274,664    $       20,000   $       80,000
Debra Chrapaty..........       --           --     100,137      294,999               --               --

--------
(1) Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.
(2) Based on the market price of $18.00 per share, which was the average of the high and low selling price per share of the Company's Common Stock on the Nasdaq National Market on the last day of the 1998 fiscal year, less the exercise price payable for such shares.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

  In March 1996, prior to the Company's initial public offering, Christos M. Cotsakos entered into an employment agreement with the Company (the "Employment Agreement"). The Employment Agreement provides for annual base salary compensation of $250,000. Mr. Cotsakos' base salary is subject to adjustment as follows: if, at the end of any fiscal quarter during the term of the agreement, the Company' annualized revenues equal or exceed $75 million and there is a positive net income at the end of such quarter, the base salary shall be increased to an annualized basis of $320,000; and if, at the end of any fiscal quarter during the term of the agreement, the Company's annualized revenues equal or exceed $100 million and there is a positive net income at the end of such quarter, the base salary shall be increased to an annualized basis of $390,000. Mr. Cotsakos is also eligible to participate in the Company's bonus plan and other benefit plans.

  The Employment Agreement terminates on December 31, 2001, but is renewable for successive one-year periods, unless either party gives 180 days' notice. Upon termination of Mr. Cotsakos' employment, he is entitled to severance payments as follows: (i) payment equal to five full years of current total annual compensation if termination is within three years after a change in control of the Company (as defined in the Employment Agreement) or if he elects to terminate his employment for good reason (as defined in the Employment Agreement) within three years after any change in control, and (ii) payment equal to four full years of (A) current total annual compensation if he is terminated by the Company other than for cause (as defined in the Employment Agreement) and such termination is not described in (i) above and
(B) he elects to terminate his employment for good reason and such termination is not described in (i) above. In addition, Mr. Cotsakos' options become immediately exercisable upon a change in control or upon the termination of Mr. Cotsakos other than for cause or at his election for good reason.

  From January 1995 to December 1995, Kathy Levinson, the President and Chief Operating Officer of E*TRADE Group was self-employed as a consultant. During this period, Ms. Levinson worked under contract with the Company, pursuant to which she provided consulting services to assist with E*TRADE's transition to self-clearing operations. During the term of this agreement, Ms. Levinson was paid $166,000 by the Company, and received a warrant to purchase 300,000 shares of Common Stock, which warrant was fully exercised by January 1996, and options to purchase 300,000 shares of Common Stock which vest at a rate of 20% per year over a period of five years and will terminate on January 2, 2005.

  In January 1997, Ms. Levinson entered into a Management Continuity Agreement with the Company (the "Levinson Agreement"). In the event that (i) Ms. Levinson's employment is involuntarily terminated (as defined in the Levinson Agreement) less than 60 days before or within 18 months after a change in control of the Company (as defined in the Levinson Agreement); or (ii) Ms. Levinson is terminated during the first 18 months of the Levinson Agreement other than for cause (as defined in the Levinson Agreement) or good business reasons (as defined in the Levinson Agreement), Ms. Levinson is entitled to severance payments equal to 18 months base salary. Ms. Levinson's current base salary is $350,000.

  In April 1998, Ms. Balint entered into a Management Continuity Agreement with the Company (the "Balint Agreement"). In the event that Ms. Balint's employment is involuntarily terminated (as defined in the Balint Agreement) less than 60 days before or within 18 months after a change in control of the Company (as defined in the Balint Agreement), Ms. Balint is entitled to severance payments equal to 18 months base salary. Ms. Balint's current base salary is $250,000.

  In April 1998, Ms. Chrapaty entered into a Management Continuity Agreement with the Company (the "Chrapaty Agreement"). In the event that Ms. Chrapaty's employment is involuntarily terminated (as defined in the Chrapaty Agreement) less than 60 days before or within 18 months after a change in control of the Company (as defined in the Chrapaty Agreement), Ms. Chrapaty is entitled to severance payments equal to 12 months base salary. Ms. Chrapaty's current base salary is $250,000.

  In connection with an acquisition of the Company by merger or asset sale, any outstanding option held by the Named Executive Officers under the Company's 1996 Stock Incentive Plan will automatically accelerate in full and all unvested shares of Common Stock held by such individuals subject to direct issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1996 Stock Incentive Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Executive Officers or the shares of Common Stock subject to direct issuances held by such individuals, in connection with the termination of the officer's employment following: (i) a merger or asset sale in which these options are assumed or are assigned or (ii) the Company's repurchase rights with respect to unvested shares or (iii) certain hostile changes in control of the Company. Options granted under either the 1993 Stock Option Plan or the 1983 Employee Incentive Stock Option Plan do not contain similar provisions, but the Plan Administrator has discretion to extend provisions of the 1996 Plan to any such options.

Compensation Committee Report on Executive Compensation

  The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

 Compensation Philosophy

  The Committee applies a consistent philosophy to compensation for all associates, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareowners.

  . The Company pays for sustained relative performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit and performance relative to competitors. Individual performance is evaluated by reviewing development progress against set objectives and the degree to which Company values are fostered.

  . The Company strives for fairness in the administration of pay. The
    Company strives to balance the compensation paid to a particular individual and the compensation paid to other persons both inside the Company and at comparable companies.

 General Compensation Policy

  The Committee's overall policy is to offer the Company's executive officers competitive cash-and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance.

  The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the sole discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

  Cash-Based Compensation. The Committee sets base salary for executive officers on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry and internal comparability considerations. This comparison group is not substantially the same as the one included in the peer group index in the performance graph. Effective October 1, 1996, the Company adopted a bonus plan (the "Bonus Plan") to allow all eligible associates to share a portion of the Company's profits. The Bonus Plan was amended October 1, 1997 to provide bonus payments to associates based on both individual performance as well as performance of the Company when predetermined performance goals are met or exceeded. Bonuses are determined and paid semi-annually. The Chairman of the Board and the Chief Executive Officer received bonuses under the Bonus Plan for fiscal 1998.

  Effective January 1, 1995, the Company maintains an Internal Revenue Code section 401(k) defined benefit plan (the "401(k) Plan") under which all of the associates, including executive officers, may elect to defer compensation up to the limits imposed by the Internal Revenue Code. Upon completion of one year of service, the 401(k) Plan provides for employer contributions to the 401(k) Plan of an amount equal to 25% of the amount contributed by all eligible associates, including executive officers, up to 2% for each individual associates' total compensation. The Company made contributions of $312,000 for the year ended September 30, 1998.

  Long-Term Equity-Based Compensation. The Committee intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the shareowners and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the officer only if he or she remains in the employment of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individuals current position with the Company, but the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant are also factors taken into account. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

  CEO Compensation. The base salary payable to Mr. Cotsakos, the Company's Chief Executive Officer during fiscal year 1998, was determined by the terms of his employment agreement (the "Agreement") entered into in March 1996. The Agreement provides for annual base salary compensation of $250,000. Mr. Cotsakos' base salary is subject to adjustment as follows: if, at the end of any fiscal quarter during the term of the agreement, the Company' annualized revenues equal or exceed $75 million and there is a positive net income at the end of such quarter, the base salary shall be increased to an annualized basis of $320,000; and if, at the end of any fiscal quarter during the term of the agreement, the Company's annualized revenues equal or exceed $100 million and there is a positive net income at the end of such quarter, the base salary shall be increased to an annualized basis of $390,000. Mr. Cotsakos is also eligible to participate in the Company's bonus program and other benefit plans. Under the Company's bonus program, each associate, including Mr. Cotsakos, has a target bonus percentage, which is based on the associate's position within the Company. In addition, the target bonus percentage has an individual component and a Company component, which fluctuates based on the associate's position within the Company. According to the terms of the bonus program, the Company's Chief Executive Officer, Mr. Cotsakos, is the only person who does not have an individual component and therefore his bonus is entirely tied to the performance of the Company. The calculation and payment of the individual and Company components is dependent upon whether the individual and Company met certain predetermined goals. The Company goals are a function of quarter over quarter revenue growth, operating margin, and the ratio of customer inquiries per transaction (an internally derived efficiency factor). Depending on whether the Company met, exceeded or did not meet its goals, the Committee could authorize payment of bonuses at, above or below the target bonus percentage levels. Under the Company's bonus program, the Committee can specify that bonuses will be paid in either cash or options to purchase shares of the Company's common stock. All bonus payments to Mr. Cotsakos in fiscal 1998, were made in connection with the Company's bonus program described above. Over the bonus measurement period, the Company averaged quarter to quarter revenue growth of more than 10%, operating margins of more than 15%, and achieved continued reductions in the ratio of customer inquiries per transaction. As these measures met, and in some quarters exceeded, the goals established, the Committee approved bonuses at, and in certain quarters above, the target levels. As a result, Mr. Cotsakos received cash bonuses of $160,236 and two option grants to purchase a total of 83,904 shares of the Company's common stock.

  During fiscal 1998, the Committee reviewed the status of Mr. Cotsakos' option holdings. Based on a review of option holdings by individuals in comparable positions in comparable companies, and based on a desire to maximize shareowner value by directly linking Mr. Cotsakos' compensation to the achievement of a higher share price for the Company's Common Stock, the Board of Directors granted Mr. Cotsakos two options on May 27, 1998, to purchase a total of 150,000 shares of the Company's common stock under the 1996 Plan. The options have an exercise price of $20.84 per share, the fair market value per share on the grant date. The options will become exercisable on a combined basis as follows: 30,000 of the option shares became exercisable on November 27, 1998 with the remaining 120,000 option shares becoming exercisable in equal monthly installments upon Mr. Cotsakos' completion of each month of service from December 27, 1998 through November 27, 2002. This option will become immediately exercisable upon a change in control or upon the termination of Mr. Cotsakos other than for cause or at his election for good reason.

  Deduction Limit for Executive Compensation. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and it is not expected that the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed that limit. In addition, the Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1996 Stock Incentive Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level in the future.

  Submitted by the Compensation Committee of the Company's Board of Directors:

                                 Richard S. Braddock
                                   William E. Ford

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consisted of Richard S. Braddock, William E. Ford and Keith Petty until August 1998, and solely Richard S. Braddock and William
E. Ford from August 1998 through the fiscal year ended September 30, 1998. None of these individuals was at any time during fiscal 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Graph

  The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the NASDAQ Stock Market--U.S. Index, the Hambrecht & Quist Internet Index and the previously reported peer group indicated below, during the period from August 15, 1996 (the date prior to the Company's initial public offering) through September 30, 1998.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                     AUGUST 15, 1996 TO SEPTEMBER 30, 1998

                  [PERFORMANCE GRAPH OF E*TRADE APPEARS HERE]

                                                 8/15/96 9/30/96 9/30/97 9/30/98
                                                 ------- ------- ------- -------
  E*TRADE GROUP, INC............................  $100    $126    $448    $178
  HAMBRECHT & QUIST INTERNET INDEX..............  $100    $109    $131    $181
  NASDAQ STOCK MARKET--U.S. INDEX...............  $100    $108    $149    $152
  PREVIOUSLY REPORTED PEER GROUP................  $100    $102    $137    $208

--------
 * $100 invested on 8/15/96 in stock, group or index.

  Beginning fiscal year 1998, the Company elected to utilize the Hambrecht & Quist Internet Index as its basis for comparison of cumulative total return. This internet index was not used in the prior year as it was not a well established index at the time of preparation of the proxy in connection with the 1998 Annual Meeting of Shareowners. The Company believes that the Hambrecht & Quist Internet Index is a better basis of comparison than the prior group previously used by the Company.

  The Company previously included the following companies as its Peer Group, which companies are in the information technology services industry and/or have been used by analysts, E*TRADE believes, as a basis for comparison to the
Company: Affiliated Computer Services Inc., Infousa, Inc. (formerly American Business Information Inc.), America Online Inc., Barra Inc., Checkfree Corp., Cybercash, Inc., Newsedge Corp. (formerly Desktop Data Inc.), Envoy Corp., Harbinger Corp., Intuit Inc., Dialog Corp Plc (formerly M A I D Plc), Netscape Communications Corp., Premiere Technologies Inc., Paychex Inc., Quickresponse Services Inc., Charles Schwab, Sterling Communications Inc., and Transaction Network Services Inc. During fiscal 1998, Compuserve Corporation Delaware and Individual Inc. were acquired and have therefore not been included in the fiscal 1998 cumulative total return calculation.

Certain Relationships and Related Transactions

  During the fourth calendar quarter of 1996, the Company made a relocation loan to Mr. Cotsakos, its Chief Executive Officer and a Director, in the aggregate principal amount of $3,147,188. The proceeds of this loan were used to fund the purchase by Mr. Cotsakos of a personal residence in the Silicon Valley area. In providing this relocation loan, the Compensation Committee of the Board of Directors considered, among other things, the rapid escalation of residential housing costs in the Silicon Valley area as well as the costs incurred by Mr. Cotsakos in relocating from Brussels, Belgium to California. The relocation loan accrues interest at the rate of 7% per annum, which, together with the principal amount, is due and payable in November 1999. The loan is secured by a combination of assets, including the residence purchased, having a fair market value of at least 140% of the amounts outstanding. The due date of the relocation loan is subject to acceleration upon the occurrence of certain events including the voluntary cessation of employment with the Company by Mr. Cotsakos.

  In June 1996, the Company entered into a consulting arrangement with Mr. Hayter, a director of the Company, to provide international business consulting services at a daily base rate of $1,500 for each day of consulting services plus expenses, with the exception of attendance at Board meetings. During the 1998 fiscal year, Mr. Hayter was paid $78,000 for consulting services pursuant to this arrangement.

  In June 1998, the Company entered into an agreement with SOFTBANK Corp., a Japanese corporation ("SOFTBANK Corp."), to form a joint venture in Japan for the provision of retail online brokerage services in Japan. Mr. Son is the President and Chief Executive Officer of SOFTBANK Corp. In July 1998, the Company entered into an agreement with SOFTBANK Holdings, Inc., a Delaware corporation ("SOFTBANK Holdings"), whereby SOFTBANK Holdings purchased Common Stock of the Company valued at $400 million. SOFTBANK Holdings is an affiliate of SOFTBANK Corp. The stock purchase agreement with SOFTBANK Holdings obligated the Company to appoint or elect Mr. Son to the Board of Directors.

  In August 1997, the Company made a loan to Ms. Balint in the aggregate principal amount of $75,000. The proceeds of this loan were used to fund a portion of the purchase by Ms. Balint of a personal residence in the Silicon Valley area. The loan accrues interest at the rate of 8% per annum, which, together with the principal amount, is due and payable in August 1999. The due date of the loan is subject to acceleration upon the occurrence of certain events including the voluntary cessation of employment with the Company by Ms. Balint.

  In March 1996, Mr. Cotsakos entered into an Employment Agreement with the Company. In January 1997, Ms. Levinson entered into a Management Continuity Agreement, and in April 1998, Ms. Balint and Ms. Chrapaty also entered into Management Continuity Agreements with the Company. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareowners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as set forth below, there was compliance for the fiscal year ended September 30, 1998 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater-than-ten-percent beneficial owners.

  The Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late for Connie M. Dotson, Jerry D. Gramaglia, and Leonard C. Purkis, officers of the Company, and the Statement of Changes in Beneficial Ownership of Securities on Form 4 was filed late for Judy Balint (one report reflecting one sale of shares of Common Stock), Christos M. Cotsakos (four reports, each reflecting one stock option exercise), Kathy Levinson (one report reflecting one stock option exercise), Rebecca L. Patton (one report reflecting one stock option exercise), and Stephen C. Richards (one report reflecting one stock option exercise), officers of the Company, Lewis E. Randall (two reports, one reflecting one stock option exercise and one reflecting four gifts of shares of Common Stock), a director of the Company, and Keith Petty (one report reflecting two stock option exercises), a former director of the Company.

                             SHAREOWNER PROPOSALS

  Shareowner proposals intended to be considered at the 2000 Annual Meeting of Shareowners must be received by E*TRADE no later than September 18, 1999. The proposal must be mailed to the Company's principal executive offices, 2400 Geng Road, Palo Alto, California 94303, Attention: Leonard C. Purkis. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K for fiscal year 1998 with the Securities and Exchange Commission on or about December 29, 1998. Shareowners may obtain a copy of this report, without charge, by writing to Mr. Leonard C. Purkis, the Chief Financial Officer of the Company, at the Company's principal offices located at Four Embarcadero Place 2400 Geng Road, Palo Alto, California 94303.

                                 OTHER MATTERS

  Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareowners who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          Christos M. Cotsakos
                                          Chairman and Chief Executive Officer


January 28, 1999
Palo Alto, California

                                                                        ANNEX A
                          THIRD AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              E*TRADE GROUP, INC.

  FIRST. The name of the corporation is E*TRADE Group, Inc. (the
"Corporation").

  SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH. (a) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Three Hundred One Million (301,000,000) shares. Three Hundred Million (300,000,000) shares shall be Common Stock, $0.01 par value per share. One Million (1,000,000) shares shall be Preferred Stock, $0.01 par value.

  (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

  FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of two-thirds of the total number of Directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66 2/3 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

  SIXTH. (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

  (b) Special meetings of stockholders of the Corporation may be called only by the (i) Chairman of the Board of Directors, (ii) President, (iii) Chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 or more than 60 days' written notice, or (iv) holders of shares entitled to cast not less than 10 percent of the votes at such special meeting upon not fewer than 10 nor more than 60 days' written notice. Any request for a special meeting of stockholders shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

  (c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

  SEVENTH. (a) The number of Directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to this Article SEVENTH.

  (b) The Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1999, each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998, and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1997. Notwithstanding the foregoing provisions of this Article SEVENTH, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

  (c) In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his early resignation, removal from office or death, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equally as possible.

  (d) Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  (e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

  EIGHTH. (a) 1. In addition to any affirmative vote required by law, any Business Combination (as hereinafter defined) shall require the affirmative vote of at least 66 2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class

(for purposes of this Article EIGHTH, the "Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

  2. The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

    (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

    (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

    (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

    (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

  (b) The provisions of section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

  (c) For the purposes of this Article EIGHTH:

    1. A "person" shall mean any individual, firm, corporation or other entity.

    2. "Interested Stockholder" shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

      (A) is or was, at any time within two years prior thereto, the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Voting Shares, or

      (B) is an Affiliate or Associate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Voting Shares, or

      (C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

    3. A "person" shall be the "beneficial owner" of any Voting Shares

      (A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

      (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

      (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

    4. The outstanding Voting Shares shall include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

    5. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the "Exchange Act").

    6. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

  (d) A majority of the directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c), or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than five percent of the total assets of the Corporation.

  (e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  (f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

  NINTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

  TENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, or (4) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                                                        ANNEX B
                              E*TRADE GROUP, INC.
                           1996 Stock Incentive Plan

               As Amended And Restated Through December 24, 1998

                                  ARTICLE ONE

                              General Provisions

I. PURPOSE OF THE PLAN

  This 1996 Stock Incentive Plan is intended to promote the interests of E*TRADE Group, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

  A. The Plan shall be divided into five separate equity programs:

  --the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

  --the Salary Investment Option Grant Program under which eligible associates may elect to have a portion of their base salary invested each year in special option grants,

  --the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

  --the Automatic Option Grant Program under which eligible non-associate
   Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

  --the Director Fee Option Grant Program under which non-associate Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

  B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

  A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Associates eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

  B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

  C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

  D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Associates shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

  E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

  F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.ELIGIBILITY

  A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

    1. Associates,

    2. non-associate members of the Board or the board of directors of any Parent or Subsidiary, and

    3. consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

  B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

  C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

  D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

  E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-associate Board members on the Underwriting Date who have not previously received a stock option grant from the Corporation, (ii) those individuals who first become non-associate Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-associate Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-associate Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-associate Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-associate Board member.

  F. All non-associate Board members shall be eligible to participate in the Director Fee Option Grant Program.

V. STOCK SUBJECT TO THE PLAN

  A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 14,644,120 shares. Such authorized share reserve is comprised of (i) the shares subject to the outstanding options under the Predecessor Plan which have been incorporated into the Plan/1/, plus (ii) an additional increase of 4,000,000 shares authorized by the Board and subsequently approved by the stockholders prior to the Section 12 Registration Date, plus (iii) an additional increase of 1,900,000 shares authorized by the Board on December 22, 1997, and approved by the stockholders at the 1998 Annual Meeting; plus
(iv) an additional increase of 2,750,000 shares authorized by the Board on October 21, 1998, subject to stockholder approval at the 1999 Annual Meeting.

  B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

  C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

  D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan,
(ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non- associate Board members, (iv) the number and/or class of securities and the exercise price per share in effect
--------
(l) Estimated to be 5,994,120 shares of Common Stock as of May 31, 1996. The shares numbering listed in the Plan do not reflect the two (2) for one (1) stock split approved by the Board on December 30, 1998, effective ;January 29, 1999.

under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                      Discretionary Option Grant Program

I. OPTION TERMS

  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

  A. Exercise Price.

    1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

    2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

      (i) cash or check made payable to the Corporation,

      (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

      (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to
    (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

  B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

  C. Effect of Termination of Service.

    1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

      (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

      (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

      (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

      (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

    2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

      (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

      (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

  D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

  E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

  F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

  A. Eligibility. Incentive Options may only be granted to Associates.

  B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Associate under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Associate holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

  C. 10% Stockholder. If any Associate to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

  A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

  B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

  C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

  D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

  E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

  F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

  G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

  H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

  A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

  B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

    (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

    (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

    (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

  C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

    (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

    (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

    (iii) The Plan Administrator shall, at the time the limited stock appreciation right is granted, pre-approve the subsequent exercise of that right in accordance with the terms and conditions of this Section V.C. Accordingly, no additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

    (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                    Salary Investment Option Grant Program

I. OPTION GRANTS

  The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Associates eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II. OPTION TERMS

  Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

  A. Exercise Price.

    1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

    2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

  B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66 2/3%), where

                           X is the number of option shares,

                           A is the dollar amount of the
                         approved reduction in the Optionee's
                         base salary for the calendar year,
                         and

                           B is the Fair Market Value per
                         share of Common Stock on the option
                         grant date.

  C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

  D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or
(ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

  A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

  B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier of
(i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service or (iii) the surrender of the option in connection with a Hostile Take-Over.

  C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

  D. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

  The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FOUR

                            Stock Issuance Program

I. STOCK ISSUANCE TERMS

  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

  A. Purchase Price.

    1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

    2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

      (i) cash or check made payable to the Corporation, or

      (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

  B. Vesting Provisions.

    1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

      (i) the Service period to be completed by the Participant or the performance objectives to be attained,

      (ii) the number of installments in which the shares are to vest,

      (iii) the interval or intervals (if any) which are to lapse between installments, and

      (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

    2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

    3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

    4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

    5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

  A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

  B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

  C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FIVE

                        Automatic Option Grant Program

I. OPTION TERMS

  A. Grant Dates.  Option grants shall be made on the dates specified below:

    1. Each individual serving as a non-associate Board member on the Underwriting Date shall automatically be granted at that time a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary and has not previously received a stock option grant from the Corporation.

    2. Each individual who is first elected or appointed as a non-associate Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

    3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-associate Board member for at least six (6) months. There shall be no limit on the number of such 5,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-associate Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

  B. Exercise Price.

    1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

    2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

  C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

  D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 20,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 5,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of two (2) years of Board service measured from the option grant date.

  E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

    (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
  (12)-month period following the date of such cessation of Board service in which to exercise each such option.

    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
  (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

  A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

  B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

  C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan, as amended and restated on December 22, 1997, shall constitute pre-approval of the surrender of each automatic option in accordance with the terms and provisions of this
Section II.C. No additional approval of any Plan Administrator or the consent of the Board shall be required in connection with such option surrender and cash distribution.

  D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

  E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

  The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX

                       Director Fee Option Grant Program

I. OPTION GRANTS

  Each non-associate Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-associate Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

II. OPTION TERMS

  Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

  A. Exercise Price.

    1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

    2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

  B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                X = A / (B x 66 2/3%), where

                X is the number of option shares,

                A is the portion of the annual retainer fee subject to the non-associate Board member's election, and

                B is the Fair Market Value per share of Common Stock on the option grant date.

  C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each option shall have a maximum term of ten
(10) years measured from the option grant date.

  D. Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

  E. Death or Permanent Disability. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

  Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

  A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

  B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

  C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

  D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

  The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE SEVEN

                                 Miscellaneous

I. FINANCING

  The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus
(ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. TAX WITHHOLDING

  A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

  B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

  Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

  Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

  A. The Plan was initially adopted by the Board on May 31, 1996, and was subsequently approved by the stockholders. The Discretionary Option Grant and the Stock Issuance Programs became effective immediately upon the Plan Effective Date.

  B. The Automatic Option Grant Program became effective on the Underwriting Date. The Plan was subsequently amended by the Board on December 22, 1997 to
(i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 1,900,000 shares, (ii) allow individuals who administer the Plan to be included in the group of non-associate Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) remove certain restrictions on the eligibility of non-associate Board members to serve as Plan Administrator, and (iv) effect a series of technical changes to the provisions of the Plan (including stockholder approval requirements, certain holding period restrictions, and the frequency of which the Automatic Option Grant Program may be amended) in order to take advantage of the November 1996 amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws ("December 1997 Amendment"). The December 1997 Amendment was approved by the stockholders at the 1998 Annual Meeting.

  C. On October 21, 1998, the Board amended and restated the Plan to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 2,750,000 shares, to 14,644,120 shares of Common Stock. On December 24, 1998 the Board again amended and restated the Plan to incorporate the Salary Investment Option Grant and Director Fee Option Grant Programs. Both Amendments are subject to stockholder approval at the 1999 Annual Meeting. Options granted or shares issued in reliance on 2,750,000-share increase shall be held in escrow until stockholder approval of the October 1998 Amendment. The Salary Investment Option Grant Program and Director Fee Option Program shall not be implemented until such time as the Primary Committee may deem appropriate. The option grants made prior to the October 1998 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances and nothing in the October 1998 Amendment shall be deemed to modify or in any away affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

  D. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12(g) Registration Date. All options outstanding under the Predecessor Plan on the Section 12(g) Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

  E. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

  F. The Plan shall terminate upon the earliest of (i) May 30, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV. AMENDMENT OF THE PLAN

  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

  B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

  A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

  B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

  Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX

  The following definitions shall be in effect under the Plan:

  A. Associate shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

  B. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

  C. Board shall mean the Corporation's Board of Directors.

  D. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

    (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

    (ii) a change in the composition of the Board over a period of thirty-six
  (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

  E. Code shall mean the Internal Revenue Code of 1986, as amended.

  F. Common Stock shall mean the Corporation's common stock.

  G. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

  H. Corporation shall mean E*TRADE Group, Inc. and any corporate successor to all or substantially all of the assets or voting stock of E*TRADE Group, Inc. which shall by appropriate action adopt the Plan.

  I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

  J. Director Fee Option Grant Program shall mean the special stock option grant in effect for non-associate Board members under Article Six of the Plan.

  K. Eligible Director shall mean a non-associate Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

  L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

  M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

    (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

    (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

    (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

  N. Hostile Take-Over shall mean a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

  O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

  P. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

    (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

    (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

  Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

  R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

  S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

  T. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Program.

  U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  V. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

  W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-associate Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

  X. Plan shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.

  Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

  Z. Plan Effective Date shall mean May 31, 1996, the date on which the Plan was adopted by the Board.

  AA. Predecessor Plan shall mean the Corporation's pre-existing 1993 Stock Option Plan (which is the successor to the 1983 Employee Incentive Stock Option Plan) in effect immediately prior to the Plan Effective Date hereunder.

  BB. Primary Committee shall mean the committee of two (2) or more non-associate Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

  CC. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under the Plan.

  DD. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

  EE. Section 12 Registration Date shall mean the date on which the Common Stock was first registered under Section 12(g) of the 1934 Act.

  FF. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

  GG. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Associate, a non-associate member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

  HH. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

  II. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

  JJ. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

  KK. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  LL. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

  MM. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

  NN. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

  OO. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters who managed the initial public offering of the Common Stock.

  PP. Underwriting Date shall mean August 15, 1996, which is the date on which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.

                             E*TRADE GROUP, INC.

                                  PROXY FOR
                         ANNUAL MEETING OF SHAREOWNERS
                                MARCH 9, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Christos M. Cotsakos, Kathy Levinson and Leonard C. Purkis, and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of E*TRADE Group, Inc., held of record by the undersigned on January 19, 1999 at the Annual Meeting of Shareowners of E*TRADE Group, Inc. to be held March 9, 1999 at 10:00 a.m. local time, or at any adjournment thereof.

1.   Election of Directors

     [_] 1   FOR all nominees listed           [_]  2  WITHHOLD AUTHORITY
             below (Except as marked                   to vote for all
             to the contrary below)                    nominees listed below

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

     Christos M. Cotsakos, William A. Porter, Richard S. Braddock, Masayoshi Son
     ___________________________________________________________________________

2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     [_]  3   FOR              [_]  4   AGAINST            [_]  5   ABSTAIN

3. To approve a series of amendments to the 1996 Stock Incentive Plan, including a 2,750,000 share increase in the maximum number of shares authorized for issuance under the plan.

     [_]  6   FOR              [_]  7   AGAINST            [_]  8   ABSTAIN

4. To ratify the selection of Deloitte & Touche LLP as independent public accountants of the Company.

     [_]  9   FOR              [_] 10   AGAINST            [_] 11   ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3 AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3 AND 4 IF NO SPECIFICATION IS MADE.

     Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              DATED:                                           , 1999
                    ___________________________________________


________________________________________________________________________________
                                  Signature


________________________________________________________________________________
                   (Additional signature if held jointly)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


________________________________________________________________________________
[_] [_] [_] [_] [_]